UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

March 15, 2007
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2007, Novell, Inc. (“Novell”) received notice of non-compliance from the Staff of The NASDAQ Stock Market due to the delay in filing its Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2007 (the “First Quarter Form 10-Q”), as required by NASDAQ Marketplace Rule 4310(c)(14). As previously announced, Novell received notices of non-compliance from NASDAQ on September 14, 2006 and January 22, 2007 due to the delay in filing its quarterly report on Form 10-Q for the fiscal quarter ended July 31, 2006 and its annual report on Form 10-K for the fiscal year ended October 31, 2006, respectively. Novell has delayed the filing of its periodic reports pending the completion of the review by its Audit Committee of Novell's historical stock-based compensation practices.

In response to the first notice of non-compliance, Novell requested a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). On January 9, 2007, the Panel granted Novell's request for continued listing subject to the requirements that Novell 1) provide the Panel with certain information relating to the Audit Committee's review on or about March 1, 2007, which was submitted to the Panel, and 2) become current in its delinquent periodic reports and file any necessary restatements by March 13, 2007. On February 20, 2007, Novell received a letter from the NASDAQ Listing and Hearing Review Council (the “Listing Council”) indicating that the Listing Council had called for review the January 9, 2007 decision of the Panel and had determined to stay the Panel's decision and any future Panel determinations to suspend Novell's securities from trading pending further action by the Listing Council.

In connection with the call for review, the Listing Council has provided Novell with the opportunity to make an additional submission for the Listing Council's consideration by May 4, 2007 describing its plan for filing the necessary periodic reports. NASDAQ has also provided Novell with the opportunity to make a submission by March 22, 2007 specifically addressing the delay in filing its First Quarter Form 10-Q. The Company intends to timely provide both submissions to NASDAQ.

Novell is working diligently to complete all necessary filings and thereby demonstrate compliance with all applicable requirements for continued listing on the NASDAQ Global Select Market; however, there can be no assurance that the Listing Council will determine to grant Novell a further extension following its review of the forthcoming submissions.

On March 20, 2007, Novell issued a related press release announcing its receipt of the NASDAQ Staff Determination. The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated March 20, 2007 of Novell, Inc.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose Novell's or management's intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novell cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the review of Novell's historical stock-based compensation practices and the related potential accounting impact; (2) the timing of the completion of such review by the Audit Committee and the independent outside legal counsel engaged by the Audit Committee to conduct the review; (3) any potential restatement and filing of previously issued financial statements and assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting; (4) the review and filing of Novell's Form 10-Q for the fiscal quarter ended July 31, 2006, Form 10-K for the fiscal year ended October 31, 2006 and Form 10-Q for the fiscal quarter ended January 31, 2007; (5) the possibility of Novell's failure to regain compliance within any extension periods the Nasdaq Listing Qualifications Panel grant for an extension for Novell to regain compliance with Nasdaq listing qualifications, in which case Novell's common stock would be delisted from the Nasdaq National Market; (6) any adverse results of lawsuits or governmental inquiries; and (7) additional risks and uncertainties and important factors described in Novell's filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. There can be no assurance that the outcome of the review by Novell's Audit Committee of Novell's past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third fiscal quarter 2006, the 2006 fiscal year, the first fiscal quarter 2007 or a restatement of financial results provided by Novell for any historical period. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: March 20, 2007	By /s/ Dana C. Russell (Signature) Senior Vice President, Chief Financial Officer (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated March 20, 2007